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                                                                     EXHIBIT 99


     LAS VEGAS--(BUSINESS WIRE)--July 28, 1999--Park Place Entertainment Corp. (NYSE: PPE) announced today that it has priced a private placement offering of $300 million in aggregate principal amount of Senior Notes to be sold to qualified institutional buyers.

     The proceeds from the offering will be used to repay current bank indebtedness. The notes carry a 7.95% coupon and mature in August 2003.

     The notes may be redeemed, in whole but not in part, by the Company at any time at a make whole premium.

     The notes have not been registered under the Securities Act of 1933, as amended, or applicable state securities law, and may not be offered or sold in the United States absent registration under the Securities Act and applicable securities laws or available exemptions from the registration requirements

     This press release is being made pursuant to the requirements of Rule 135c of the Securities Act of 1933.

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